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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2004

VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3175 (Commission File Number)	74-1828067 (IRS Employer Identification No.)
One Valero Way San Antonio, Texas (Address of principal executive offices)		78249 (Zip Code)

Registrant's telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

        On October 26, 2004, Valero Energy Corporation (the "Company") issued a press release announcing financial results for the Company's third quarter 2004 earnings. A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference. The press release discloses two financial measures, EBITDA and Debt-to-Capitalization Ratio (net of cash), which are non-GAAP financial measures as defined under SEC rules. The press release furnishes a reconciliation of these measures to their nearest respective GAAP financial measures. Reasons for the Company's use of these financial measures are disclosed in the press release furnished with this report and in the Company's annual report on Form 10-K for the year ended December 31, 2003, under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—2003 Compared to 2002—Corporate Expenses and Other."

        The information in this report is being furnished, not filed, pursuant to Item 2.02 of Form 8-K. Accordingly, the information in this report, including the press release, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

  (c)
  Exhibits.

  99.1
  Press Release dated October 26, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION
Date: October 26, 2004	By:	/s/ JAY D. BROWNING Jay D. Browning Vice President and Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated October 26, 2004.

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  Item 2.02 Results of Operations and Financial Condition.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX